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Exhibit 99.2

Q1 2025

Management Report

May 8, 2025

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Contents

■	Q1 2025 Results

–  Overview

–  Key Financial & Operating Metrics

–  Revenue by Geographic Area

■	Q1 2025 Non-GAAP Results

–  Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income

–  Reconciliation of GAAP to Non-GAAP Spending by Function

■	Related Information

The following commentary is provided by management and should be referenced in conjunction with PDF Solutions’ First Quarter 2025 financial results press release available on its Investor Relations website at http://www.pdf.com/financial-news. These remarks represent management’s current views of the Company’s financial and operational performance and are provided to give investors and analysts further insight into its performance in advance of the earnings call webcast. The Company disclaims any duty to update this information for future events.

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PDF Solutions Reports First Quarter 2025 Results

Q1 2025 Key Metrics	financial results Summary
Total Revenues: $47.8M
GAAP Gross Margin: 73%

■    Q1 2025 Total revenues of $47.8M was down 5% over Q4 2024 and up 16% over Q1 2024

■    Q1 2025 Analytics revenue of $42.5M was down 11% over Q4 2024 and up 10% over Q1 2024

■    Q1 2025 Integrated yield ramp revenue of $5.3M was up 146% over Q4 2024 and up 86% over Q1 2024

Non-GAAP Gross Margin: 77%
GAAP Diluted EPS: ($0.08)
Non-GAAP Diluted EPS: $0.21
Operating Cash Flow: $8.6M
Cash Used for Capital Expenditures: $8.2M

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Key Financial & Operating Metrics – Quarterly

(in thousands, except outstanding shares, which are in millions, and percentages)

	Q1’25	Q4’24	Q3’24	Q2’24	Q1’24
Revenues	$47,778	$50,085	$46,409	$41,661	$41,310
GAAP Gross Margin	73%	68%	73%	71%	67%
Non-GAAP Gross Margin	77%	72%	77%	75%	72%
Outstanding Debt	$68,656	$—	$—	$—	$—
Operating Cash Flow	$8,640	$1,606	$9,275	$684	($1,862)
Cash Used for Capital Expenditures (CAPEX)	$8,203	$5,847	$4,595	$5,320	$2,023
$ Shares Repurchased	$—	$—	$—	$—	$6,899
Weighted Average Common Shares Outstanding	39.1	38.8	38.7	38.4	38.5
Effective Tax Rate	(1)%	63%	39%	2%	(47)%

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Revenue by Geographic Area – Quarterly

(Dollars in thousands)

	Q1’25	Q4’24	Q3’24	Q2’24	Q1’24
United States	$18,228	$16,320	$21,065	$19,223	$17,733
% of Total	38%	33%	45%	46%	43%
Japan	$11,736	$11,932	$6,275	$7,932	$11,288
% of Total	25%	24%	14%	19%	27%
China	$8,043	$4,576	$5,673	$7,000	$4,853
% of Total	17%	9%	12%	17%	12%
Taiwan	$1,494	$1,150	$6,273	$954	$880
% of Total	3%	2%	14%	2%	2%
Rest of the world	$8,277	$16,107	$7,123	$6,552	$6,556
% of Total	17%	32%	15%	16%	16%
Total revenues	$47,778	$50,085	$46,409	$41,661	$41,310

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GAAP / Non-GAAP Presentation

In addition to providing results that are determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”), the Company also provides certain non-GAAP financial measures. Non-GAAP gross profit and margin exclude stock-based compensation expense and the amortization of acquired technology under costs of revenues. Non-GAAP net income excludes stock-based compensation expense, amortization of acquired technology under costs of revenues, amortization of other acquired intangible assets, amortization of debt issuance costs, and the effects of certain non-recurring items, such as expenses for certain legal proceedings, non-recurring legal, finance, integration and other costs, loss on damaged equipment in-transit, and their related income tax effects, as applicable, as well as adjustments for the valuation allowance for deferred tax assets and reconciling items. These non-GAAP financial measures are used by management internally to measure the Company’s profitability and performance. PDF Solutions’ management believes that these non-GAAP measures provide useful supplemental information to investors regarding the Company’s ongoing operations in light of the fact that none of these categories of expense and income has a current effect on the future uses of cash (with the exception of expenses related to certain legal proceedings and non-recurring legal, finance, integration and other costs) nor do they impact the generation of current or future revenues. These non-GAAP results should not be considered an alternative to, or a substitute for, GAAP financial information, and may differ from similarly titled non-GAAP measures used by other companies. In particular, these non-GAAP financial measures are not a substitute for GAAP measures of income or loss as a measure of performance, or to cash flows from operating, investing and financing activities as a measure of liquidity. Since management uses these non-GAAP financial measures internally to measure profitability and performance, PDF Solutions has included these non-GAAP measures to give investors an opportunity to see the Company’s financial results as viewed by management. A reconciliation of the comparable GAAP financial measures to the non-GAAP financial measures is included herein.

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Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income

Quarterly	(in thousands, except for per share amounts)

	Q1’25	Q4’24	Q3’24	Q2’24	Q1’24

GAAP net income (loss)	($ 3,032)	$ 539	$ 2,206	$ 1,705	($ 393)
Adjustments to reconcile GAAP net income (loss) to non-GAAP net income:
Stock-based compensation expense	6,596	6,507	6,730	5,700	6,110
Amortization of acquired technology under costs of revenues	678	583	584	584	584
Amortization of other acquired intangible assets	378	182	196	259	259
Expenses for certain legal proceedings (1)	115	69	—	—	—
Non-recurring legal, finance, integration and other costs	4,345	940	—	—	—
Loss on damaged equipment in-transit, net of (recovery) from previously written-off property and equipment	—	663	(55)	—	—
Amortization of debt issuance costs	5	—	—	—	—
Tax impact of valuation allowance for deferred tax assets and reconciling items (2)	(970)	375	262	(1,159)	(813)
Non-GAAP net income	$ 8,115	$ 9,858	$ 9,923	$ 7,089	$ 5,747
GAAP net income (loss) per diluted share	($ 0.08)	$ 0.01	$ 0.06	$ 0.04	($ 0.01)
Non-GAAP net income per diluted share	$ 0.21	$ 0.25	$ 0.25	$ 0.18	$ 0.15
Weighted average common shares used in GAAP net income (loss) per diluted share calculation	39,088	39,104	39,105	38,925	38,500
Weighted average common shares used in Non-GAAP net income per diluted share calculation	39,285	39,104	39,105	38,925	39,053

(1)	Represents legal costs and expenses related to certain litigation and an arbitration proceeding, which are expected to continue until these matters are resolved.
(2)	The difference between the GAAP and non-GAAP income tax provisions is primarily due to the valuation allowance on a GAAP basis and non-GAAP adjustments. For example, on a GAAP basis, the Company does not receive a deferred tax benefit for foreign tax credits or research and development credits after the valuation allowance. The Company’s non-GAAP tax rate and resulting non-GAAP tax expense is not calculated with a full U.S. federal or state valuation allowance due to the Company’s cumulative non-GAAP income and management’s conclusion that it is more likely than not to utilize its net deferred tax assets (DTAs). Each reporting period, management evaluates the need for a valuation allowance and may place a valuation allowance against its U.S. net DTAs on a non-GAAP basis if it concludes it is more likely than not that it will not be able to utilize some or all of its U.S. DTAs on a non-GAAP basis.

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Reconciliation of GAAP to Non-GAAP Spending by Function

Quarterly (in thousands, except for per share amounts)

Quarterly	(in thousands)

	Q1’25	Q4’24	Q3’24	Q2’24	Q1’24
Cost of Revenue - GAAP	$ 12,955	$ 15,901	$ 12,484	$ 12,230	$ 13,529
Adjustments to reconcile GAAP Cost of Revenue to Non-GAAP Cost of Revenue:
Stock-based compensation expense	(1,342)	(1,336)	(1,366)	(1,185)	(1,200)
Amortization of acquired technology	(678)	(583)	(584)	(584)	(584)
Cost of Revenue - Non-GAAP	$ 10,935	$ 13,982	$ 10,534	$ 10,461	$ 11,745

Research & Development - GAAP	$ 14,628	$ 14,417	$ 13,516	$ 12,649	$ 12,984
Adjustments to reconcile GAAP R&D to Non-GAAP R&D:
Stock-based compensation expense	(2,419)	(2,318)	(2,375)	(2,063)	(2,202)
Research & Development - Non-GAAP	$ 12,209	$ 12,099	$ 11,141	$ 10,586	$ 10,782

Selling, General, & Administrative - GAAP	$ 23,372	$ 19,073	$ 18,094	$ 16,259	$ 16,498
Adjustment to reconcile GAAP SG&A to Non-GAAP SG&A:
Stock-based compensation expense	(2,835)	(2,853)	(2,989)	(2,452)	(2,708)
Expenses for certain legal proceedings (1)	(115)	(69)	—	—	—
Non-recurring legal, finance, integration and other costs	(4,345)	(940)	—	—	—
Selling, General, & Administrative - Non-GAAP	$ 16,077	$ 15,211	$ 15,105	$ 13,807	$ 13,790

(1)	Represents legal costs and expenses related to certain litigation and an arbitration proceeding, which are expected to continue until these matters are resolved.

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